                                                                Exhibit 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 45 to the Registration Statement File No. 033-20453 on Form N-4 of our report dated April 23, 2015, relating to the financial statements and financial highlights of the Subaccounts of MONY America Variable Account A of MONY Life Insurance Company of America which appears in such Registration Statement. We also consent to the references to us under the headings "Financial statements" and "About our independent registered public accounting firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 24, 2015

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 45 to the Registration Statement File No. 033-20453 on Form N-4 of our report dated March 23, 2015, relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial statements" and "About our independent registered public accounting firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 24, 2015